EXHIBIT 32.1

Alpha Pro Tech, Ltd.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alpha Pro Tech, Ltd. on Form 10-K for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sheldon Hoffman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:	March 16, 2011	BY:	/s/ Sheldon Hoffman
Sheldon Hoffman
Chief Executive Officer and Director